                                  EXHIBIT 10.18
                               TERM LOAN AGREEMENT

                                 LOAN AGREEMENT
                                 --------------

               THIS LOAN AGREEMENT (the "Agreement") is made and entered into as of this 26th day of June, 2001 by and between SEI INVESTMENTS COMPANY, a Pennsylvania corporation ("Borrower") and FIRSTAR BANK, N.A., a national banking association ("Firstar"), (the "Bank").

               1. Representations and Warranties. To induce the Bank to enter
                  ------------------------------
into this Agreement and to agree to make the loan described in Section 4 hereof (the "Loan"), the Borrower makes the following representations and warranties:

               (a) Existence. The Borrower is duly organized, validly existing
                   ---------
and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania, and each Subsidiary (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Borrower and each Subsidiary are duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the failure to be so qualified by the Borrower or the Subsidiary would have a material adverse effect on the business or financial condition of the Borrower and its Subsidiaries, taken as a whole. "Subsidiary" for purposes hereof means any corporation or other entity the majority of the voting stock of which is owned, directly or indirectly, beneficially or of record, by the Borrower or any Subsidiary, or which is otherwise controlled, directly or indirectly, by the Borrower or any Subsidiary.

               (b) Authority. The Borrower and each Subsidiary have full
                   ---------
corporate power and authority to own their properties and to conduct their businesses as such businesses are now being conducted, and the Borrower has full power and authority to execute, deliver and perform under this Agreement, the Note (as hereinafter described) and all other documents and instruments executed by it in connection with or otherwise relating to this Agreement or the Loan (collectively, the "Loan Documents").

               (c) Borrowing Authorization. The execution, delivery and
                   -----------------------
performance by the Borrower of this Agreement, the Note and the other Loan
Documents: (i) have been duly authorized by all requisite corporate action; (ii) do not and will not violate (A) any provision of any law, statute, rule or regulation, (B) any order, judgment or decree of any court, arbitrator or other agency of government, (C) the Articles or Certificates of Incorporation or By-laws or other organizational or governing documents of the Borrower and the Subsidiaries, or (D) any provision of any agreement (including, without limitation, any agreement with stockholders) to which the Borrower or any Subsidiary is a party or subject, or by which it or any of its properties or assets are bound; (iii) do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any Subsidiary; and (iv) do not and will not require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

               (d) Financial Information and Reports. Exhibit "1(d)" to this
                   ---------------------------------  -------------
Agreement is a complete list of the financial statements previously furnished by the Borrower to the Bank in connection with the borrowings to be made hereunder. Each such historical financial statement fairly presents in accordance with generally accepted accounting principles (except as noted in Exhibit "1(d)") the
                                                             -------------
financial condition of the Borrower and its Subsidiaries and the results of their operations as of the date (or with respect to the period) noted in such financial statements (and subject, in the case of interim statements, to the absence of footnotes and changes resulting from audits and year-end adjustments). Other than any liability incident to any actions described in Exhibit "1(f)" to this Agreement or any liability arising subsequent to the date
-------------
of such statements and disclosed to the Bank, neither the Borrower nor any Subsidiary has any material contingent liabilities required to be disclosed under generally accepted accounting principles which are not provided for or disclosed in such financial statements. Each such historical statement (including any related schedule and/or notes) is true, correct and complete in all material respects (subject, as to interim statements, to the absence of footnotes and changes resulting from audits and year-end adjustments) and has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved (except as stated therein). No such historical statement omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which it was made. There has been no material adverse change in the business, operations or condition (financial or otherwise) of the Borrower (or Borrower and the Subsidiaries taken as a whole) since the date of the most recent of such financial statements except for the actions described on Exhibit "1(f)".
                                                         -------------

               (e) Indebtedness. Neither the Borrower nor any Subsidiary has any
                   ------------
Indebtedness (as hereinafter defined) other than Permitted Indebtedness (as hereinafter defined), or is obligated pursuant to a guaranty of the obligations of any person other than a Subsidiary (except as related to and specified as Permitted Indebtedness, or by endorsement of negotiable instruments payable on sight for deposit or collection or similar banking transactions in the usual course of business), and to the best of the Borrower's knowledge after diligent investigation, there exists no default under the provisions of any instrument evidencing any Indebtedness of the Borrower or any Subsidiary or of any agreement relating thereto. "Indebtedness" as used in this Agreement means all indebtedness for borrowed money which in accordance with generally accepted accounting principles would be considered as a liability, all rental obligations under leases required to be capitalized under generally accepted accounting principles, all guarantees and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, Indebtedness of others, and Indebtedness of others secured by any lien on property owned by the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed such Indebtedness.

               (f) Actions. As of the date of this Agreement, there is no
                   -------
action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary before any court, arbitrator or administrative or governmental agency except for those described in Exhibit "1(f)" to this Agreement. No such action, suit,
             -------------
investigation or proceeding is reasonably likely to result in any material adverse change in the business, operations or condition (financial or otherwise) of the Borrower (or Borrower and the Subsidiaries taken as a whole), nor, to the best of the Borrower's knowledge after diligent investigation, is there any basis for any such action which is reasonably likely to result in such a material adverse change.

               (g) Title to Property. The Borrower and each Subsidiary has with
                   -----------------
immaterial exceptions good and marketable title to their real properties (other than properties which it leases as lessee) and good and marketable title to all of their other properties and assets, including the properties and assets reflected in the most recent balance sheet described in Exhibit "1(d)" hereto,
                                                        -------------
and other than properties and assets disposed of in the ordinary course of business since the date thereof, free and clear of all Liens other than permitted under Section 2(j) below ("Permitted Liens"). "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person (as defined in Exhibit "2(a)" hereto) other than the owner of the property, whether
           -------------
such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, Borrower or a Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease (as defined in Exhibit "2(a)" hereto) or other arrangement
                                 -------------
pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien. The Borrower and each Subsidiary is in undisturbed possession under all leases necessary in any material respect for the operation of their business, and no such leases contain any unusual or burdensome provisions which are reasonably likely materially to affect or impair the Borrower's and Subsidiaries' businesses taken as a whole. All such leases are valid and in full force and effect.

               (h) Employee Benefit Plans. To the best of the Borrower's
                   ----------------------
knowledge after diligent investigation, no "reportable event" or "prohibited transaction," as defined by the Employee Retirement Income Security Act of 1974 ("ERISA") has occurred or is continuing, as to any plan of the Borrower or any of its affiliates which poses a threat of taxes or penalties against or termination of such plans (or trusts related thereto). Neither the Borrower nor any Subsidiary has violated in any material respect the requirements of any "qualified pension benefit plan," as defined by ERISA and the Internal Revenue Code of 1986, or done anything to create any material liability under the Multi-Employee Pension Plan Amendment Act. Neither the Borrower nor any of its Subsidiaries has incurred any material liability to the Pension Benefit Guarantee Corporation (the "PBGC") in connection with such plans, including, but not limited to, any "funding deficiency" (as defined by ERISA).

               (i) Purpose of Loan. The Loan shall be used by Borrower to
                   ---------------
support Borrower's capital improvement projects and provide for other business purposes. The proceeds of the Loan will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

               (j) Compliance. To the best of the Borrower's knowledge after
                   ----------
diligent investigation, the Borrower and each Subsidiary are in compliance in all material respects with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, any such laws, statutes, ordinances, rules, regulations and orders related to ecology, human health and the environment) applicable to them where such failure to comply would have a material adverse effect on the Borrower (or the Borrower's and the Subsidiaries' operations or financial condition taken as a whole) or the ability of the Borrower to perform its obligations hereunder.

               (k) Adverse Contracts and Conditions. Neither the Borrower nor
                   --------------------------------
any Subsidiary is a party to any contract or agreement, or subject to any charge, restriction, judgment, decree or order, materially and adversely affecting the business, property, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole nor a party to any labor dispute which is reasonably likely to have a material adverse effect on Borrower and the Subsidiaries taken as a whole. There are no restrictions applicable to any Subsidiary which might limit their ability to pay dividends or make loans to the Borrower.

               (l) Taxes. Subject to the following sentence, the Borrower and
                   -----
each Subsidiary has filed all federal, state and local tax returns and other reports which they are required by law to file, has paid all taxes, assessments and other similar charges that are due and payable, other than taxes, if any, being contested by the Borrower or a Subsidiary in good faith and as to which adequate reserves have been established in accordance with generally accepted accounting principles, and has withheld all employee and similar taxes which it is required by law to withhold. As to state and local taxes, assessments and similar charges, if there are any payments and/or filings due and not made involving such taxes, to the extent known, they are disclosed in Exhibit "1(l)"
                                                                 -------------
attached hereto (and, whether or not so disclosed, such taxes are not, in the aggregate, in excess of $500,000 and the non-payment or non-filing would not have a material adverse effect on the business or operations of Borrower, or the Borrower and the Subsidiaries taken as a whole). Federal income tax returns of the Borrower and each Subsidiary have been examined by the taxing authorities or closed by applicable statutes and filed for all fiscal years prior to and including the fiscal year ended December 31, 2000.

               2. Borrower's Covenants. The Borrower agrees that, from the date
                  --------------------
of this Agreement and until the Loan is paid in full and all its obligations under this Agreement are fully performed, and the commitments of the Bank to make or carry the Loan hereunder have terminated:

               (a) Financial Covenants. The Borrower and its Subsidiaries shall,
                   -------------------
through their consolidated financial statements, at all times maintain (i) a minimum Consolidated Fixed Charges Coverage Ratio (as defined in Exhibit "2(a)")
                                                                 -------------
of not less than 1.25 to 1.00 and (ii) a maximum Consolidated Leverage Ratio (as
                              ---
defined in Exhibit "2(a)") of not more than 0.65. Such financial tests shall be
           -------------
determined in accordance with generally accepted accounting principles consistently applied in accordance with past practice.

               (b) Financial Statements; Periodic Reports. The Borrower shall
                   --------------------------------------
furnish to the Bank: (i) as soon as practicable and in any event within ninety
(90) days after the last day of each fiscal year of the Borrower and each Subsidiary, a copy of the consolidated annual audit report of the Borrower and its Subsidiaries, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and consisting of a consolidated balance sheet as at the end of such fiscal year and consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative consolidated form corresponding consolidated figures from the preceding annual unqualified audit, certified by a nationally-recognized firm of independent certified public accountants, whose certificate shall be in scope and substance reasonably satisfactory to the Bank and shall include, without limitation, a certification that in auditing the Borrower and its Subsidiaries, such accountant has obtained no knowledge of an Event of Default hereunder, or if any Event of Default exists, specifying the nature and period of existence thereof; (ii) as soon as practicable and in any event within forty-five (45) days after the last day of each fiscal quarter of the Borrower and each Subsidiary, a copy of the Borrower's and its Subsidiaries' unaudited financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, and consisting of a consolidated balance sheet as at the end of such fiscal quarter and consolidated statements of earnings, stockholders' equity and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the then-current fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, and certified by an Authorized Financial Officer of the Borrower, subject to changes resulting from year-end adjustments; (iii) promptly upon transmission thereof, copies of all such financial statements, and notices and reports as the Borrower shall send or deliver to its stockholders (and/or other owners of each Subsidiary), and copies of all such financial statements, notices or reports or other regulatory and periodic reports which the Borrower or each Subsidiary files with or provides
(A) any other holder of Indebtedness and/or (B) any governmental body or agency (but, as to such governmental reports, only to the extent involving reports relative to matters which have or are reasonably likely to have a material adverse effect on the business, operations or financial condition of Borrower and the Subsidiaries taken as a whole). The "Authorized Financial Officer" of Borrower shall include its Chief Financial Officer, Vice President-Finance, Treasurer or Corporate Controller.

               Together with each delivery of financial statements required under clauses (i) and (ii) above, the Borrower shall deliver a certificate of Borrower executed by an Authorized Financial Officer stating that, to the best of such Authorized Financial Officer's knowledge after diligent investigation, no Event of Default hereunder then exists, or if such an Event of Default hereunder does then exist, specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Borrower further agrees that promptly upon any Authorized Financial Officer of the Borrower obtaining knowledge of an event that constitutes an Event of Default hereunder, the Borrower shall deliver to the Bank a certificate specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Bank is authorized to deliver a copy of any financial statement or other communication or document delivered to it pursuant to this Section 2(b), if such delivery is required by any regulatory body having jurisdiction over Borrower or the Bank, to such regulatory body. The Borrower and each Subsidiary shall permit the Bank and their respective agents and representatives, at the expense of the Bank, to inspect its real and personal property and to verify accounts and inspect and make copies of or extracts from its books, records and files, and to discuss its affairs, finances and accounts with its principal officers, all at such reasonable times upon at least five (5) business days prior written request and as often as the Bank may reasonably request (but not more than three (3) times per year unless any Event of Default then exists).

               (c) Insurance. Subject to Borrower's self-insurance programs, if
                   ---------
any, the Borrower shall, and shall cause each Subsidiary to, maintain with responsible carriers all risk coverage for the full replacement value of all of its real and personal property, and maintain with responsible carriers general public liability insurance coverage including business interruption and excess liability coverage, all in amounts comparable with other businesses similar to Borrower. The Borrower shall deliver to the Bank a certificate specifying the details of all such insurance, and all self-insurance in effect; and update and deliver same to the Bank upon request but no less frequently than annually. There shall be no material changes to Borrower's self insurance programs, if any, without prior written notice to the Bank.

               (d) Taxes. Subject to the following sentence, the Borrower shall,
                   -----
and shall cause each Subsidiary to, file all federal, state and local tax returns and other reports it is required by law to file, and shall pay when due all taxes, assessments and other liabilities, except that the Borrower and any Subsidiary shall not be obligated to pay any taxes or assessments which it is contesting in good faith, provided that adequate reserves therefore are established in accordance with generally accepted accounting principles, that such contests will not materially adversely affect the operations or financial condition of the Borrower and the Subsidiaries taken as a whole, and that such taxes and assessments are promptly paid when the dispute is finally determined. As to state and local taxes, assessments and similar charges, Borrower shall not be in breach hereof as to any payments and/or filings due involving such taxes, which taxes are not, in the aggregate, in excess of $500,000 and the non-payment or non-filing would not have a material adverse effect on the business or operations of Borrower, or Borrower and the Subsidiaries taken as a whole).

               (e) Existence and Status. The Borrower shall, and shall cause
                   --------------------
each Subsidiary to, maintain its existence in good standing under the laws of each jurisdiction described in Section 1(a) of this Agreement, provided that the Borrower or any Subsidiary may change its jurisdiction of incorporation or organization to any U.S. jurisdiction if it shall remain in good standing under the laws thereof. Borrower may liquidate any Subsidiary or cause any Subsidiary to be merged into Borrower or another Subsidiary.

               (f) Maintenance of Property. The Borrower shall, and shall cause
                   -----------------------
each Subsidiary to, maintain, in all material respects and to the extent consistent with good business practices, all of its real and personal property in condition and repair consistent with Borrower's industry, not commit or permit any waste thereof, and not, except in the ordinary course of business, remove or permit the removal of any improvement, accession or fixture therefrom that may in any way materially impair the value of said property.

               (g) Compliance with Law. The Borrower shall, and shall cause each
                   -------------------
Subsidiary to, comply at all times with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, such laws, statutes, ordinances, rules, regulations and orders relating to ecology, human health and the environment) having jurisdiction over it or any part of its assets, where such failure to comply would have a material adverse effect on the Borrower (or Borrower's and the Subsidiaries' operations or financial condition taken as a whole) or the ability of the Borrower to perform its obligations hereunder. The Borrower and each Subsidiary shall obtain and maintain all permits, licenses, approvals and other similar documents required by any such laws, statutes, ordinances, rules, regulations or orders except where the failure to so obtain or maintain would not have a material adverse effect on the Borrower (or the business, operations or financial condition of Borrower and the Subsidiaries taken as a whole).

               (h) Notice. The Borrower shall notify the Bank in writing,
                   ------
promptly upon the Borrower's learning thereof, of: (i) any litigation, suit or administrative proceeding which may materially adversely affect the operations, financial condition or business of the Borrower, or the Borrower and the Subsidiaries taken as a whole, whether or not the claim is considered by the Borrower to be covered by insurance, unless the applicable insurer has expressly agreed to defend any such claim and cover fully the liability therefore; (ii) the occurrence of any material event described in Section 4043 of ERISA or any anticipated termination, partial termination or merger of a "Plan" (as defined in ERISA) or a transfer of the assets of a Plan; (iii) any labor dispute to which the Borrower or any Subsidiary may become a party and which is reasonably likely to have a material adverse effect on Borrower, or Borrower and the Subsidiaries taken as a whole; (iv) any default by the Borrower or any Subsidiary under any note, indenture, loan agreement, mortgage, lease or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its assets are bound which involves claims in excess of $500,000 or which is reasonably likely to have a material adverse effect on Borrower (or Borrower and the Subsidiaries taken as a whole); and (v) any default by any obligor under any material note or other evidence of debt (other than an account receivable arising in the ordinary course of business) payable to the Borrower or any Subsidiary.

               (i) Indebtedness. Without the prior written consent of Bank, the
                   ------------
Borrower shall not incur or permit to exist (or allow any Subsidiary to permit to exist) any Indebtedness, except (i) the borrowing under this Agreement; (ii) Indebtedness with an initial principal balance of $35,000,000 owing to various insurance companies under Note Purchase Agreements dated as of February 24, 1997, as amended (the "Senior Notes" or the "Note Purchase Agreements"); (iii) Indebtedness related to revolving credit obligations up to maximum principal balance of $50,000,000 owing to PNC Bank under a Loan Agreement initially dated September 20, 1996, as amended and including renewals at no more than the same level of indebtedness, (iv) unsecured trade credits or debt, or open accounts incurred in the ordinary course of business or unsecured seller financing of the acquisition of assets or businesses consistent with Borrower's business; (v) operating leases aggregating a maximum of $500,000 per month for normal business purposes; (vi) indebtedness related to purchase money security interests arising in the ordinary course of Borrower's business and limited as noted in Section 2(j) below; (vii) Indebtedness which constitutes a renewal, extension, substitution, refinancing, or replacement (collectively "Restructuring") of Indebtedness of the Borrower and its Subsidiaries, provided that the resulting Indebtedness from such Restructuring shall not exceed the outstanding principal amount of such restructured Indebtedness, unless the Borrower and its Subsidiaries would be specifically permitted hereunder to incur such excess amount of Indebtedness and still continue to satisfy all financial covenants herein, (viii) non-recourse Indebtedness of the Borrower and its Subsidiaries incurred in connection with (a) the financing of the distribution of fund shares that do not assess a front-end load or sales charge which Indebtedness expressly precludes the payment thereof from any properties or assets of the Borrower or its Subsidiaries other than 12b-1 fees, contingent deferred sales charges, and other substantially similar fees, charges, expenses or liabilities permitted under applicable law and the proceeds thereof, or (b) financing, acquisition, or purchase of trade finance receivables which Indebtedness expressly excludes the payment thereof of any properties or assets of the Borrower and its Subsidiaries other than such receivables and the proceeds thereof, and (ix) the Indebtedness noted in Exhibit "2(i)" hereto (all such Indebtedness sometimes collectively
         -------------
called herein the "Permitted Indebtedness").

               (j) Liens. Without the prior written consent of Bank, the
                   -----
Borrower will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except as follows (collectively the "Permitted Liens"):

                    (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen, provided payment thereof is not at the time required by Section 2(d) hereof;

                    (ii) Liens of or resulting rom any judgment or award, the
               time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Borrower or a Subsidiary shall at any time in good faith be pursing an appeal or proceeding for a review and in respect to which a stay of execution pending such appeal or proceeding for review shall have been secured;

                    (iii) Liens incidental to the conduct of business or the
               ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money provided in each case, the obligation secured is not overdue or, if overdue,is being contested in good faith by appropriate actions or proceedings;

                    (iv) Minor survey exceptions or minor encumbrances,
               easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Borrower and its Subsidiaries;

                    (v) Liens securing Indebtedness of a Subsidiary to the
               Borrower or to another Subsidiary; (vi) Liens existing as of the date hereof and securing Indebtedness of SEI Financial Services Company ("SFS") under a Nonrecourse Note in the aggregate amount of $500,000 (Five Hundred Thousand Dollars) pursuant to the terms of a certain Nonrecourse Revolving Loan Agreement, dated as of April 28, 1995, by and between SFS and Crestar Bank, N.A., with respect to the financing of payments that SFS is required to pay to Crestar Securities Corporation in connection with the sale of the Class B shares of CrestFunds, Inc. (such Indebtedness being nonrecourse to SFS and is secured by Rule 12b-1 fees and contingent deferred sales charges to be paid to SFS by CrestFunds, Inc.);

                    (vii) Liens incurred after the date of the Closing given to secure Capitalized Leases or the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Borrower or a Subsidiary, including Liens on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or a Subsidiary of any business entity the owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided, that
               (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Borrower or a Subsidiary shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the chief financial officer of the Borrower), and
               (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Sections 2(a) and 2(i) hereof;

                    (viii) Liens renewing, extending or refunding any Lien
               permitted by subsections (f) or (g) of this Section 2(j), provided that (i) at the time of such extension, renewal or refunding and after giving effect thereto, no Event of Default exists, (ii) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, and (iii) such Lien is not extended to any other property of the Borrower and any Subsidiary;

                    (ix) Other Liens not otherwise permitted by subsections (i)
               through (viii) above, provided that the Indebtedness secured thereby is permitted pursuant to Sections 2(a) and 2(l) hereof, as the case may be; and

                    (x) Liens on Rule 12b-1 Fees, contingent deferred sales
               charges, other substantially similar fees, charges, expenses or liabilities permitted under applicable law, and trade finance receivables and the proceeds thereof, provided that the Indebtedness secured thereby is permitted pursuant to Sections 2(a) and 2(i).

Provided, however, that aggregate Indebtedness of the Borrower and Subsidiaries subject to Permitted Liens hereunder shall never exceed twenty percent (20%) of Consolidated Net Worth (as defined in Exhibit "2(a)" hereto). For purposes of
                                      -------------
this Section 2(j), any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Indebtedness secured by any Lien permitted pursuant to subsection
(i) shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

               (k) Restrictions on Transactions With Affiliates. Except as
                   --------------------------------------------
otherwise expressly permitted under this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction with the Borrower, the Subsidiaries or other affiliates, except in the ordinary course of business, pursuant to the reasonable requirements of that entities' business, and upon fair and reasonable terms which are fully disclosed to the Bank and could be obtained in a reasonably comparable arm's length transaction with an unrelated third party (including, without limitation, the continuance of or establishment of transactions specified in Exhibit "2(i)" hereto or as
                                              ------------
otherwise previously approved in writing by the Bank). Provided, however, (i) that such limitation shall not apply to or affect the power of Borrower to acquire, accept and repay unsecured loans and advances from the owner or a subsidiary or the Borrower or limit reasonable management fees or dividends which might be payable by Borrower to its owner or from a Subsidiary to Borrower or another affiliate (assuming such repayment, fees or dividends can be made without breach of the financial covenants or other provisions of this Agreement),

               (l) Consolidations, Mergers and Sales of Assets. The Borrower
                   -------------------------------------------
will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other organization or entity, or discontinue or eliminate any business line or segment, provided that (a) the Borrower or a Subsidiary may
                          --------
merge with another organization or entity if (i) the Borrower or such Subsidiary is the corporation surviving such merger and such survivor is an organization or entity organized under the laws of the United States of America or one of its States (unless such survivor is a Subsidiary which is already an existing foreign organization), and (ii) immediately after giving effect to such merger, no Event of Default shall have occurred and be continuing, (b) Subsidiaries of the Borrower may merge with one another, and (c) the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, at any time, a transfer of assets or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless
                                                                         ------
the aggregate assets to be so transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets transferred, and all other assets utilized in all other business lines or segments discontinued, after the effective date of the transaction constitutes more than fifteen percent (15%) of Consolidated Total Assets as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

               (m) Investments. The Borrower will not, and will not permit any
                   -----------
Subsidiary to, make any Investments, other than:

                    (i) Investments existing as of the date of the Closing and reflected on Exhibit "2(m)") hereof;
                            --------------

                    (ii) Investments by the Borrower and its Subsidiaries in and
               to other Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

                    (iii) Investments in commercial paper maturing in 270 days or less from the date of acquisition which, at the time of acquisition by the Borrower or any Subsidiary,is accorded the highest rating by S&P, Moody's or other nationally recognized credit rating agency of similar standing;

                    (iv) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve (12) months or less from the date of acquisition thereof; (v) Investments in certificates of deposit maturing within one year from the date of acquisition thereof, issued by any bank or trust company (A) which is organized under the laws of the United States of America or any State thereof,and (B) which has capital, surplus and undivided profits aggregating at least $250,000,000;

                    (vi) Investments in property to be used in the ordinary
               course of business of the Borrower and its Subsidiaries, including assets designated as loans receivable available for sale in accordance with GAAP;

                    (vii) Investments in new mutual funds or other pooled
               investment vehicles sponsored, managed or administered by the Borrower or any Subsidiary, provided that the amount of any Investment in any new mutual fund or other pooled investment vehicle administered (but not sponsored or managed) by the Borrower or any Subsidiary shall not exceed the less of (A) $500,000, or (B) the minimum amount of such Investment required by applicable law;

                    (viii) Investments in the Borrower's common stock related to a disclosed stock repurchase or buy-back plan;

                    (ix) Investments in Repurchase Agreements with a term of not more than 365 days; and

                    (x) Any other Investments, provided that immediately after giving effect thereto the aggregate outstanding value of all such other Investments (valued immediately after giving effect thereto) would not exceed the greater of (A) $12,000,000 or (B)
                                         --------------                 --
               10% of Consolidated Net Worth, both determined as of the date of such additional other Investment is made.

In valuing any Investments for the purpose of applying the limitations set forth in this Section 2(m), such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or application or depreciation therein, but less any amount repaid or recovered on account of capital or principal. For purposes of this Section 2(m), at any time when a corporation becomes a Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Subsidiary, at such time.

               (n) Ownership. The Borrower shall retain sufficient shares of
                   ---------
each of the Subsidiaries to retain their status as such Subsidiaries.

               (o) Ability to Conduct Business. The Borrower and the
                   ---------------------------
Subsidiaries shall maintain adequate management, employees, assets, governmental approvals, permits and licenses and/or, if applicable, patents, patent applications, copyrights, trademarks, trademark applications and trade names, to conduct their businesses as now or hereafter conducted by them.

               (p) Sufficient Capital. At all times prior to, during and after
                   ------------------
any disbursement of the Loans, Borrower shall have capital sufficient to carry on its business and transactions as now conducted and all businesses and transactions in which it is about to engage and will be solvent and able to pay its debts as they mature, and Borrower will own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

               (q) Books and Records. The Borrower shall, and shall cause each
                   -----------------
Subsidiary to, keep and maintain complete books of accounts, records and files with respect to its business in accordance with generally accepted accounting principles consistently applied in accordance with past practices and shall accurately and completely record all transactions therein.

               (r) Waiver. Any variance from the covenants of the Borrower
                   ------
pursuant to this Section 2 shall be permitted only with the prior written consent and/or waiver of the Bank (as specified in Section 6(i) below). Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank's consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

               3. Closing Conditions. The obligation of the Bank to make the
                  ------------------
Loan or any portion thereof, is subject to the satisfaction of each of the following conditions precedent:

               (a) Default. Before and after giving effect to the Loan, or any
                   -------
portion thereof, no Event of Default (as defined in Section 5 of this Agreement) or any event which, with the passage of time or the giving of notice, might mature into an Event of Default, shall have occurred and be continuing.

              (b) Warranties. Before and after giving effect to the Loan or any
                  ----------
portion thereof, the representations and warranties in Section 1 hereof shall be true and correct in all material respects as though made on the date of such Loan or portion thereof or any Letter of Credit request.

               (c) Certification. As of the date of this Agreement, the Borrower
                   -------------
shall have delivered to the Bank, a certificate of the Borrower executed by an Authorized Financial Officer of the Borrower: (i) as to the matters set forth in Sections 3(a) and 3(b) above; (ii) to the effect that the resolutions described in Section 3(d) below have not been amended or rescinded and remain in full force and effect; (iii) as to the incumbency of the individuals authorized to sign this Agreement and the other Loan Documents (with specimen signatures attached); and (iv) to the effect that the Articles or Certificates of Incorporation and By-laws of the Borrower are in full force and effect in the form delivered to the Bank.

               (d) Resolutions. As of the date of this Agreement, the Borrower
                   -----------
shall have delivered to the Bank a copy of the resolutions of the Borrower's Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement and the other Loan Documents.

               (e) Insurance. As of the date of this Agreement, the Borrower
                   ---------
shall have delivered to the Bank, updated insurance information required by
Section 2(c).

               (f) Certificate and By-laws. As of the date of this Agreement,
                   -----------------------
the Borrower shall have delivered to the Bank true and correct copies of its current Articles or Certificate of Incorporation and By-laws and a certificate of good standing from the Commonwealth of Pennsylvania.

               (g) Loan Documents; Notes. As of the date of this Agreement, the
                   ---------------------
Borrower shall have delivered the Notes and other Loan Documents to the Bank, with all blanks appropriately completed and duly executed on behalf of the Borrower.

               (h) Waiver. As of or prior to the date of this Agreement,
                   ------
Borrower shall have delivered to Bank a waiver in form reasonably satisfactory to Bank from the holders of the Senior Notes allowing the Loan, and other matters related thereto.

               (i) Legal Opinions. As of the date of this Agreement, the
                   --------------
Borrower shall have delivered to the Bank the legal opinion of counsel reasonably acceptable to Bank, dated the date of this Agreement, to the effect that: (i) the Borrower is duly incorporated, validly existing and in good standing as a corporation under the laws of the Commonwealth of Pennsylvania;
(ii) the Borrower has full corporate power and authority to execute and deliver this Agreement and the other Loan Documents and to perform its obligations thereunder; (iii) the execution and delivery by the Borrower of this Agreement and the other Loan Documents, and the performance by the Borrower of its obligations thereunder, have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the Articles or Certificate of

Incorporation or By-laws of the Borrower, nor in conflict with any agreement, order or decree binding upon the Borrower of which such counsel has knowledge; and (iv) this Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect, or by legal or equitable principles relating to or limiting creditors' rights generally, or other rules of law or equity limiting the availability of specific performance or injunctive relief and principles of public policy.

          4. Loan.
             ----

          (a) Term Loan. Subject to the terms and conditions of this Agreement,
              ---------
the Bank agrees to lend to the Borrower, as of the date hereof, Twenty-Five Million Dollars (U.S. $25,000,000). Such loan shall be referred to herein as the "Term Loan." The Term Loan shall be evidenced by a term note given by the Borrower to the Bank, in the form of Exhibit"4(a)" attached hereto and made a
                                     ------------
part hereof (the "Term Note"). The Bank's records of the principal balance of the Term Loan and all prepayments thereon shall be presumptive evidence of the principal amount owing to the Bank and unpaid thereon. No prepayment of the Term Loan by Borrower shall create any obligation on the part of the Bank to relend such repaid or prepaid amounts to Borrower. The Term Loan shall mature on June 30, 2006 and be repayable to the Bank in seventeen (17) equal consecutive uninterrupted quarterly installments of principal equal to $1,388,889, each due on the last day of each calendar quarter, commencing December 31, 2001, with a final installment of the remaining balance and any accrued interest and fees due on March 31, 2006.

               (b) Interest. Except as noted below, the outstanding principal
                   --------
balance of the Term Loan shall bear interest at a rate per annum equal to, at the option of Borrower (i) upon notice to Bank, the Prime Rate (as hereinafter defined and called the "Prime Based Option"), or (ii) upon a minimum of two (2) New York banking days prior notice, the LIBOR Rate (as hereinafter defined), plus one and thirty-five hundredths of one percent (1.35%) (hereinafter the
----
"LIBOR Based Option"). If, for any reason in the good faith opinion of Bank, a LIBOR Rate cannot be determined, interest on the Term Loan shall be at the Prime Based Option.

               The "Prime Rate" shall mean that rate announced as such by the Bank from time-to-time and as and when such rate changes. The Prime Rate is determined solely by the Bank pursuant to market factors and its own operating needs and is not necessarily the Bank's best or most favorable rate for corporate, commercial or other loans. The "LIBOR Rate" shall mean the rate for loans with an original maturity of one (1), two (2), three (3) or six (6) months, as applicable to match the pricing period chosen by Borrower in the manner provided herein, as quoted by the Bank from Telerate Page 3759 or any replacement therefore or successor thereto (which shall be the LIBOR rate in effect two (2) New York banking days prior to commencement of the LIBOR Based Option pricing), or, if unavailable, any other consensus LIBOR Rate reasonably determined by the Bank (and, if none, the provisions of Section 4(e)(iii) and/or 4(3)(iv) shall apply). For determining payment dates for LIBOR Rate Loans, the New York banking day shall be the standard convention.

               Interest on the Revolving Credit Loan shall be payable to the Bank in arrears, monthly commencing July 30, 2001, for Term Loan portions priced at the Prime Rate Option, or as of the end of each LIBOR Based Option pricing period, but not later than every ninety (90) days for LIBOR Based Options greater than three months, as the case may be, and (in any case) when the Term Loan is due or repaid (whether by reason of prepayment, acceleration or otherwise). Interest on the Loan shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed. After maturity, whether by acceleration or otherwise, or upon the occurrence of any Event of Default hereunder, the Term Loan shall bear interest (computed and adjusted in the same manner, and with the same effect, as interest on the Term Loan prior to maturity) payable on demand at a rate equal to the Prime Rate in effect from time to time plus three percent (3%) per annum, in all cases until paid and whether before or after the entry of any judgment thereon (the "Default Rate"). Such Default Rate shall not apply to non-payment Events of Default cured to the sole satisfaction of the Bank within the period specified for same in Section 5 below.

               (c) Making and Pricings of Term Loan. The full Term Loan proceeds
                   --------------------------------
must be drawn by Borrower in no more than two (2) installments, prior to the close of business on December 31, 2001. The Loan shall be credited to an account maintained by Borrower at the Bank. The initial disbursement of the Loan drawn by Borrower shall be priced as provided below. Borrower shall notify the Bank by 11:00 a.m. (such time, and any time hereinafter noted, being Cincinnati, Ohio, time) two (2) business days prior to the day on which it desires to price a portion of the Term Loan hereunder priced under the LIBOR Based Option, and by 11:00 a.m.

of the day it wishes to price such a portion at the Prime Based Option. Any notice received by Bank after 11:00 a.m. shall be deemed to have been given at 11:00 a.m. on the next succeeding business day. Such notice may be given by telephone but shall be promptly followed by written facsimile or e-mail confirmation from Borrower signed by an Authorized Financial Officer of Borrower to the Bank in the form of Exhibit "4(c)" hereto. Such notice shall specify the
                           -------------
amount of such Term Loan subject to the LIBOR Based Option pricing period (1, 2, 3 or 6 months). No LIBOR Based Option pricing period shall extend beyond April 30, 2006. Borrower shall choose a new pricing option and period, whether at the Prime Based Option or the LIBOR Based Option, for any portion of the Term Loan at the end of any chosen LIBOR pricing period. If, upon termination of any LIBOR Based Option pricing period, Borrower does not give at least two (2) business days prior notice to Bank as to how same is to be renewed, Bank may at any time after such termination convert same to Prime Based Option pricing (but until such conversion, the applicable LIBOR Based Option rate on the expired pricing period shall continue to apply). Each request for pricing of a portion of the Term Loan to Bank hereunder shall be deemed a certification by Borrower that all its representations and warranties under this Agreement (except for representations and warranties made only as of a particular date) remain true and correct in all material respects and that no Event of Default has occurred hereunder. The Bank shall determine the applicable rate for the LIBOR Based Option and pricing period chosen as of 11:00 a.m. the next succeeding business day after notice from Borrower hereunder. The Borrower agrees that (A) each portion of the Term Loan priced at the LIBOR Based Option shall be in a minimum amount of at least Five Million Dollars ($5,000,000) plus any whole multiple of One Million Dollars ($1,000,000) in excess thereof, and (B) there shall be
                                                    ---
outstanding at any one time no more than seven (7) portions of the Term Loan so priced at the LIBOR Based Option.

               (d) Facility Fee. The Borrower shall pay the Bank a facility fee
                   ------------
equal to Sixty-Two Thousand Five Hundred Dollars ($62,500) which fee shall be payable as of the date hereof.

               (e) Changes in Laws and Circumstances; Illegality; Taxes.
                   -----------------------------------------------------

                    (i) Increased Cost. Except as to taxes, levies, imposts,
                        --------------
               deductions, charges or withholdings, if either (i) any changes (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance by Bank with any guideline or request from any central bank or other governmental authority, in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), shall either (x) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, Bank or (y) impose on Bank or any entity controlling Bank any other condition relating to this Agreement or Bank or such entity or the LIBOR Based Option loans made by Bank, and the result of any event referred to in clause (i) or (ii) shall be to increase the cost to Bank or any entity controlling Bank of agreeing to make or making, funding or maintaining LIBOR Based Option loans, then the Borrower shall from time to time, upon demand by Bank, pay to the Bank for the account of Bank such additional amounts as may be required to compensate Bank or such entity for such increased cost; provided, however, that (A) Bank shall use its
                               --------  -------
               best efforts to notify the Borrower as to the existence of any change of circumstance described above in this subsection (a) as promptly as practical after Bank gains knowledge thereof and is able to determine that such change will result in increased costs hereunder, but the failure to give such notice shall not (subject to clause (B) below) affect the right of Bank to any payment to which it would otherwise be entitled hereunder and (B) the Borrower shall not be obligated to compensate Bank for any costs incurred for any period after the Bank gains knowledge of the change of circumstance and is able to determine that such change will result in increased costs and prior to the date that is sixty (60) days before the date upon which notice of such change is first given to Borrower as required by clause (A) above. Bank shall submit to Borrower a certificate as to the amount of such increased cost, the basis for such increase and the manner of computation thereof, at least thirty (30) days prior to the date that the Bank seeks payment for such increased costs by the Borrower.

                    (ii) Unavailability or Inadequacy of LIBOR Rates. If, with
                         -------------------------------------------
               respect to any proposed LIBOR Rate Option pricing, (i) the Bank determines that, for any reason, (i) appropriate quotations are not available to it under the Telerate reporting service for purposes of determining the LIBOR Rate, or (ii) the LIBOR Rate for the pricing period proposed to be applicable to such loans will not adequately reflect the cost to the Bank of making, funding or maintaining such LIBOR Based Option loans for such period, the Bank shall forthwith so notify the Borrower, whereupon (x) each LIBOR Based Option loan proposed to be continued will automatically, on the last day of the then existing pricing period therefore, convert into a Prime Based Option loan and (y) the obligation of the Bank to make LIBOR Based Option loans shall be suspended until the Bank shall notify the Borrower that, in the case of clause the Bank has, and, in the case of clause (ii), determined that the circumstances causing such suspension no longer exist.

                    (iii) Illegality. Notwithstanding any other provision of
                          ----------
               this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Bank to perform its obligations hereunder to make LIBOR Based Option loans or to continue to fund or maintain LIBOR Based Option loans hereunder, then, on notice thereof and demand therefore by Bank to the Borrower, (i) each LIBOR Based Option loan will automatically, upon such demand, convert into a Prime Based loan and (ii) the obligation of the Bank to make LIBOR Based Option loans shall be suspended until the Bank shall notify the Borrower that Bank has determined that the circumstances causing such suspension no longer exist.

                    (iv) Taxes. Any and all payments by the Borrower hereunder
                         -----
               shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of Bank, taxes imposed on its income,
               ---------
               and franchise taxes imposed on it, by the jurisdiction under the laws of which Bank is organized or any political subdivision or taxing authority thereof or therein, (ii) in the case of Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of Bank's principal office or any political subdivision or taxing authority thereof or therein and (iii) in the case of Bank, United States withholding tax payable with respect to payments hereunder under laws (including, without limitation, any statutes, treaty, ruling, determination or regulation) in effect on the date hereof, but not excluding any
                                                         -----------------
               United States withholding tax payable as a result of any change in such laws occurring after the execution date of the Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to Bank, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Notwithstanding the foregoing, the Borrower shall have no obligation to pay any amount to or for the account of the Bank on account of any Taxes pursuant to this Section to the extent such amount results from the failure of the Bank to deliver to the Borrower and the Bank, on or before the date payment is due by the Borrower to the Bank, two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or any successor applicable form, as the case may be, certifying that the Bank is entitled to receive such payments without deduction or withholding of United States Federal income taxes, if either such form or successor form would be applicable.

                    (v) Other Taxes. In addition to making all payments to be
                        -----------
               made hereunder free and clear of Taxes, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (which shall not, in any event, include any transfer or other Taxes that arise or are incurred or imposed solely as a result of transfer or assignment by a Bank of all or any portion of its loans) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                    (vi) Indemnity. The Borrower will indemnify, within sixty
                         ---------
               (60) days from the date the Bank makes written demand therefore, the Bank and its directors and officers for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Bank and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally assessed, providing that the Bank will cooperate with the Borrower in contesting the imposition of any Taxes or Other Taxes or obtaining a refund thereof.

                    (vii) Survival of Covenant. Without prejudice to the
                          --------------------
               survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of principal and interest hereunder.

               (f) Prepayments. Loan portions priced at rates based on the Prime
                   -----------
Based Option may be prepaid at any time without limitation other than interest accrued to date of such prepayment and as noted below. Other priced portions of the Loan may only be repaid without charge at the expiration of the applicable LIBOR Rate pricing period. If a portion of the Loan priced at the LIBOR Based Option is prepaid by the Borrower, whether as a result of acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses plus the Interest Differential (as determined by the Bank) incurred as
         ----
a result of such prepayment. The term "Interest Differential" shall mean that sum equal to the greater of zero (0) or the financial loss incurred by the Bank
             --------------          --
resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of redeployment of funds from the prepayment. Because of the short-term nature of LIBOR Based Option loan periods, the Borrower agrees that the Interest Differential shall not be discounted to its present value. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. Any prepayment of a LIBOR Rate Loan shall be in a minimum amount of U.S. five million dollars ($5,000,000.00) and in whole multiples of one million dollars ($1,000,000.00) thereafter. Any portion of the Loan priced at rates based on the Prime Based Option may, at the option of the Borrower, be permanently prepaid (but only in the minimum amount of U.S.$1,000,000 and multiples of $250,000 in excess thereof, at any time by the Borrower giving the Bank written notice thereof and paying to the Bank any amount so necessary plus interest accrued to the date of such prepayment. The Borrower may also reduce the undrawn installment commitments under the Loan at any time without penalty, provided that each such commitment reduction must be in an amount equal to at least U.S. two million dollars ($2,000,000.00) and in a whole multiple of U.S. five hundred thousand dollars ($500,000.00), and all commitment reductions shall be permanent.

               (g) Payments. All payments of principal and interest hereunder
                   --------
shall be made in immediately available funds to the Bank at 425 Walnut Street, Cincinnati, Ohio 45202, or at such other place as may be designated by the Bank to the Borrower in writing. Upon request and payment by the Borrower of a reasonable fee which compensates the Bank for the cost of issuing the same, the Bank shall provide the Borrower with a statement showing all payments and prepayments on the Loan.

               (h) Evidence of Negative Pledge. If the holder of any Permitted
                   ---------------------------
Indebtedness or any other party with a negative pledge from Borrower (similar to that granted to Bank under Section 2(j) above) makes filings to evidence or perfect same or Borrower grants to any such holder or party a right for such holder to evidence such negative pledge obligations, the same rights shall be granted to the Bank and Borrower agrees to execute any documentation reasonably requested by the Bank to evidence, perfect and file its negative pledge on all relevant UCC and mortgage records.

               5. Events of Default. If any of the following events (each, an
                  -----------------
"Event of Default") shall occur, then the Bank, without further notice or demand, accelerate the Loan and thereupon the Loan shall become immediately due and payable (except that the Loan shall become automatically due and payable, as the case may be, upon the occurrence of an event described in Sections 5(i),
(j), (k) and (n) below), and, to the extent the total $25,000,000 available
                         ---
hereunder as a Term Loan has not yet been disbursed by the Bank or fully drawn on by Borrower, terminate the balance of same:

               (a) Borrower does not pay or repay the Bank any principal of, or interest due on, the Loan or any other payment obligation hereunder within ten
(10) business days of when due, whether by reason of demand, acceleration or otherwise, or;

               (b) Borrower defaults in the performance or observance of any agreement contained in Section 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 2(h) or 2(o) hereof and such default has not been cured by the Borrower to the reasonable satisfaction of Bank within ten (10) business days after written notice thereof from Bank, or Borrower defaults in the performance or observance of any other agreement contained in Section 2 hereof; or

               (c) There shall have occurred any other violation or breach of any covenant, agreement or condition contained herein or in any other Loan Document which has not been cured by Borrower within ten (10) business days after the earlier to occur of the date Borrower has knowledge thereof or the date the Bank gives the Borrower notice thereof; or

               (d) Borrower, or such of its Subsidiaries as are material to its business or financial condition as a whole, do not pay when due or prior to the expiration of the applicable cure period, if any, any principal or interest on any other Indebtedness consisting of borrowed money indebtedness, note purchase indebtedness and/or capitalized lease indebtedness in excess of Five Hundred Thousand Dollars ($500,000), either individually or in the aggregate at one time outstanding, or Borrower and/or such Subsidiaries default in the performance or observance of any other term or condition contained in any agreement or instrument under which such Indebtedness is created (including, without limitation, the Note Purchase Agreements) and the holder of such other Indebtedness declares, or may declare, such Indebtedness due prior to its stated maturity because of the Borrower's and/or such Subsidiaries' default thereunder; or

               (e) The Borrower (or such of its Subsidiaries as are material to its business or financial condition as a whole) do not perform their obligations under any agreement material to the business of the Borrower (or of Borrower and such Subsidiaries taken as a whole), the other party to such agreement declares, or may declare, such agreement in default, and such default creates a reasonable likelihood of material adverse effect on the business, operations or financial condition of Borrower (or Borrower and its Subsidiaries taken as a whole); or

               (f) Any representation or warranty made herein or in any other Loan Document or writing furnished in connection with this Agreement shall be false or misleading in any material respect when made; or

               (g) Borrower (or Borrower and/or such of its Subsidiaries as are material to its business or financial condition as a whole) are generally not paying their debts as they become due; or

               (h) With respect to the plans referred to in Section 1(h) above, or any other similar plan, a "reportable event" or "prohibited transaction" pursuant to ERISA has occurred which results in the (A) imposition of material taxes or penalties against Borrower, or (B) the termination of such plans (or trusts related thereto) resulting in a material adverse effect on Borrower (or Borrower and its Subsidiaries, taken as a whole); or (C) Borrower and/or such of its Subsidiaries as are material to its business or financial condition as a whole incurs any material liability to the PBGC in connection with such plans; or

               (i) Borrower (or Borrower and such of the Subsidiaries as are material to its business or financial condition as a whole) makes an assignment of any significant part of their assets for the benefit of creditors; or

               (j) Borrower (or Borrower and/or such of the Subsidiaries as are material to its business or financial condition as a whole) applies for the appointment of a trustee or receiver for any part of its assets or commences any proceedings relating to Borrower and/or such Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against the Borrower and/or such Subsidiaries, and Borrower and/or such Subsidiaries indicate their approval, consent or acquiescence thereto; or an order is entered appointing such trustee or receiver, or adjudicating Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for sixty
(60) days; or

               (k) Any order is entered in any proceedings against the Borrower (and/or Borrower and/or such of its Subsidiaries as are material to its business or financial condition as a whole) decreeing the dissolution of Borrower and/or such Subsidiaries; or

               (l) Any material part of Borrower's and/or its Subsidiaries' operations shall cease, other than temporary or seasonal cessations which are experienced by other companies in the same line of business and which would not have a material adverse effect on Borrower (or Borrower's and its Subsidiaries' operations or financial condition taken as a whole) or their ability to perform their obligations hereunder; or

               (m) Any party becomes the owner of more than thirty percent (30%) of Borrower's outstanding shares, excluding the Borrower and its Subsidiaries, any employee benefit plan of the Borrower or its Subsidiaries, any person appointed or entity organized or established by the Borrower for or pursuant to any such employee benefit plan, and Alfred P. West, Jr. or his spouse, and/or a member of his immediate family or, without prior notice to and written approval by the Bank (which approval shall not be unreasonably withheld), there is a material change in the members of Borrower's Board of Directors or Borrower's management.

               (n) Any final non-appealable judgment which, together with other outstanding judgments against Borrower or such number of Subsidiaries as would have a material adverse effect on Borrower (or Borrower and its Subsidiaries taken as a whole), causes the aggregate of such judgments in excess of confirmed insurance coverage satisfactory to the Bank to exceed one million dollars ($1,000,000.00), shall be rendered against Borrower or such Subsidiaries and remain unpaid for thirty (30) days (exclusive of judgments which, in the sole opinion of the Bank and counsel are not enforceable against assets of Borrower), or

               (o) There is, in the reasonable judgment of the Bank, a material adverse change in the business operations, assets or financial condition of Borrower, or of Borrower and the Subsidiaries taken as a whole.

               To the extent any cure-of-default period is provided above, the Bank may nevertheless, at their option pending completion of such cure, suspend their obligation to consider further disbursement of the Term Loan.

               6. General.
                  -------

               (a) Reasonable Actions. The Bank and Borrower agree that in
                   ------------------
taking any action which they are permitted or empowered to take under this Agreement, they will act in a commercially reasonably manner under what they believe are the facts and circumstances existing at such time. If the Bank declines to permit exceptions to Permitted Indebtedness or Permitted Liens under Sections 2(i) and 2(j) hereof, it shall immediately provide Borrower with details in writing as to the reasons for such refusal.

               (b) Delay. No delay, omission or forbearance on the part of the
                   -----
Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and/or remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank, and are not exclusive of any other rights and/or remedies provided by law.

               (c) Notice. Except as otherwise expressly provided in this
                   ------
Agreement, any notice hereunder shall be in writing and shall be deemed to be given when personally delivered or when sent by certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

          Firstar:          Firstar Bank, N.A.
                                Firstar Tower
                                425 Walnut Street, Location CN-WN-08
                                Cincinnati, Ohio  45202
                                Attention: Richard W. Neltner
                                           Senior Vice President
                                Telephone: (513) 632-7073
                                Fax: (513) 632-2068

          With a copy to:   Melvin S. Shotten, Esq.

                                Taft, Stettinius & Hollister LLP
                                1800 Firstar Tower
                                425 Walnut Street
                                Cincinnati, Ohio  45202
                                Telephone:  (513) 357-9311
                                Fax: (513) 381-0205

          Borrower and      SEI Investments Company
          Subsidiaries:         1 Freedom Valley Drive
                                Oaks, Pennsylvania  19456
                                Attention: Kathy Heilig
                                           Treasurer
                                Telephone: (610) 676-1897
                                Fax: (484) 676-1897

          With a copy to:   Todd Cipperman, General Counsel
                                SEI Investments Company
                                1 Freedom Valley Drive
                                Oaks, Pennsylvania  19456
                                Telephone:  (610) 676-1074
                                Fax: (484) 676-1074

The Borrower and the Bank may, by written notice to the others as provided herein, designate another address for purposes hereunder.

               (d) Expenses; Indemnity. Borrower agrees to pay all reasonable
                   -------------------
out-of-pocket expenses of the Bank and their employees (including attorney's fees and legal expenses of the Bank's counsel, but excluding the salaries of the Bank's own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, and administering or enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and Borrower agrees to pay the Bank upon demand for the same, provided that such obligations of the Borrower as to all fees and expenses incurred in connection with closing the Loan, including, without limitation, reasonable attorneys fees, shall not exceed $15,000. Borrower agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense (including reasonable attorney's fees and legal expenses) for taxes (other than income taxes), fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents, except in the case of gross negligence or willful misconduct on the part of the Bank. Borrower further agrees to indemnify and hold harmless the Bank from any loss or expense which the Bank may sustain or incur as a consequence of default by Borrower in payment of any principal of or interest on the Loan, including, without limitation, any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by them in order to maintain interest rates on Loan at the LIBOR Rate.

               (e) Survival. All covenants and agreements of Borrower made
                   --------
herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of Borrower are outstanding hereunder or under any of the other Loan Documents.

               (f) Severability. Any provision of this Agreement or any of the
                   ------------
other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               (g) Law. IMPORTANT: The Loan shall be deemed made in Ohio and
                   ---
this Agreement and all other Loan Documents, and all of the rights and obligations of Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, Borrower and the Bank agrees that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loan and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party (to which jurisdiction said party consents and submits itself, waiving any objection based upon forum non conveniens and any objection to venue of any action
           --------------------
instituted hereunder) to the extent permitted by law, if (i) served personally or by certified mail to the other party at any of its addresses noted herein, or
(ii) to the extent otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of the Loan negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deem a vital part of this loan arrangement. Borrower and the Bank each waive any right to trial by jury in any action or proceeding relating to this Agreement, the Notes or the Loan Documents or any transaction contemplated therein or thereby.

               (h) Successors. This Agreement shall be binding upon and inure to
                   ----------
the benefit of Borrower, the Bank and their respective successors and assigns. Borrower shall not assign its rights or delegate its duties hereunder without the prior written consent of the Bank.

               (i) Amendment. Except as otherwise expressly provided herein,
                   ---------
this Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and Borrower.

               (j) Counterparts. This agreement may be executed in counterparts,
                   ------------
all of which constitute one instrument hereunder.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRSTAR BANK, N.A.                                       SEI INVESTMENTS COMPANY


By:       /s/ Richard W. Neltner                         By:
    ----------------------------------
                                 its
    Senior Vice President


And:
    Derek S. Roudebush
    Vice President

                                LIST OF EXHIBITS
                                ----------------

1(d)   -        Financial Information and Reports
1(f)   -        Actions
1(l)   -        Disclosures
2(a)   -        Financial Covenant Definitions
2(i)   -        Permitted Indebtedness
2(j)   -        Permitted Liens
2(l)   -        Permitted Transactions with Affiliates
2(m)   -        Permitted Investments
4(a)   -        Term Note
4(c)   -        Loan Pricing Request

                                 EXHIBIT "1(d)"
                                 --------------

                        FINANCIAL INFORMATION AND REPORTS
                        ---------------------------------

Financial Statements of Borrower
--------------------------------

     1. Audited GAAP financial statements for the years ended December 31, 2000.

     2.   Interim March 31, 2000 GAAP financial statements.

                                 EXHIBIT "1(f)"
                                 --------------

                                     ACTIONS
                                     -------

               None

                                 EXHIBIT "1(l)"
                                 --------------

                                   DISCLOSURES
                                   -----------

               None

                                 EXHIBIT "2(a)"
                                 --------------

                         Financial Covenant Definitions
                         ------------------------------

          1. "Capitalized Lease" means any lease obligations with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

          2. "Consolidated Fixed Charges" for any period means on a consolidated basis the sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Borrower and the Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Borrower and the Subsidiaries.

          3. "Consolidated Fixed Charges Coverage Ratio" means, at any time, the ratio of (a) Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to (b) Consolidated Fixed Charges for such period.

          4. "Consolidated Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income during such period plus (ii) to the extent deducted in determining Consolidated Net Income, (A) all provisions for any Federal, state or other income taxes made by the Borrower and the Subsidiaries during such period and (B) Consolidated Fixed Charges of the Borrower and the Subsidiaries during such period.

          5. "Consolidated Net Income" for any period means the gross revenues of the Borrower and the Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

               (a) any extraordinary gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

               (b) any net income or any net loss during such period from any discontinued operations or the disposition thereof,

               (c) the proceeds of any life insurance policy;

               (d) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

               (e) net earnings and losses of any corporation (other than a Subsidiary, substantially all the assets of which have been acquired in any manner by the Borrower or any Subsidiary, realized by such corporation prior to the date of such acquisition;

               (f) net earnings and losses of any corporation (other than a Subsidiary) with which the Borrower or a Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Subsidiary prior to the date of such consolidation or merger;

               (g) net earnings of any business entity (other than a Subsidiary) in which the Borrower or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Subsidiary in the form of cash distributions;

               (h) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary;

               (i) earnings resulting from any reappraisal, revaluation or write-up of assets;

               (j) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

               (k) any gain arising from the acquisition of any Securities of the Borrower or any Subsidiary; and

               (l) any reversal of any contingency reserve, which reversal is required under GAAP to be disclosed in the financial statements of the Borrower, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

          6. "Consolidated Net Worth" shall mean as of the date of determination, the Borrower's consolidated capital stock accounts (net of treasury stock, at cost), plus (or minus in the case of deficit) consolidated retained earnings, minus 50% of the amount of the goodwill, if any, associated with the acquisition of property which would be required by GAAP to be classified as such on the consolidated balance sheet of the Borrower and the Subsidiaries.

          7. "Consolidated Total Funded Debt" shall be defined as the sum, without duplication, of (a) outstanding borrowings under the Term Loan Facility, plus (b) the face amount of issued and outstanding letters of credit, plus (c) all other obligations of the Borrower and its consolidated Subsidiaries for borrowed money or which has been incurred in connection with the acquisition of assets, including capital lease obligations, plus (d) the amount of any securitized assets sold with or without recourse by the Borrower and/or its subsidiaries plus, (e) all guarantees provided by the Borrower and its subsidiaries to third parties.

          8. "Consolidated Total Funded Debt/Consolidated Capitalization Ratio" or the "Consolidated Leverage Ratio" shall be defined as the ratio of Consolidated Total Funded Debt to the sum of (i) Consolidated Total Funded Debt, plus (ii) Consolidated Net Worth.

          9. "Interest Charges" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made. Computations of Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

          10. "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business (including those assets designated as loans receivable available for sale in accordance with GAAP).

          11. "Minority Interests" means any shares of stock of any class of Subsidiary (other than directors' qualifying shares as required by laws) that are not owned by a Borrower and/or one or more of the Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

          12. "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          13. "Rentals" means and includes as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

                                 EXHIBIT "2(i)"
                                 --------------

                        ADDITIONAL PERMITTED INDEBTEDNESS
                        ---------------------------------

               None

                                 EXHIBIT "2(j)"
                                 --------------

                                 PERMITTED LIENS
                                 ---------------

               None

                                 EXHIBIT "2(l)"
                                 --------------

                     PERMITTED TRANSACTIONS WITH AFFILIATES
                     --------------------------------------

               None

                                 EXHIBIT "2(m)"
                                 --------------

                              PERMITTED INVESTMENTS
                              ---------------------

                                 EXHIBIT "4(c)"
                                 --------------

                          FORM OF LOAN PRICING REQUEST
                          ----------------------------

TO:                Firstar Bank, N.A.
                   Attn:
                   via fax (513)
                                 ------------

FROM:          SEI Investments Company
                   Name:
                         ---------------------

                   Title:
                          --------------------

                   Phone:
                         ---------------------

DATE:                                     , 20
                        ------------------    ----

This memo confirms our telephone conversation regarding

                       Libor-based Term Pricing
               ------

                       Prime-based Term Pricing
               ------

Value Date:
               -----------------
Maturity Date:                 (1, 2, 3 or 6 months)
               ---------------
$ Amount:
               -----------------

With this request for a loan pricing, I certify that I am an Authorized Financial Officer and that all representations and warranties under the Loan Agreement remain true and correct in all material respects and that no Event of Default has occurred thereunder or will occur with the making of this pricing request.

                                                         SEI INVESTMENTS COMPANY


                                                         By:
                                                            --------------------
                                                         Title:

                                                                              93